UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 28, 2018

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-2333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Public Offering

On March 28, 2018, Pulmatrix, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer”), relating to the public offering (the “Offering”) of (i) 15,660,000 common units (“Common Units”), with each Common Unit being comprised of one share of the Company’s common stock, par value $0.0001 per share, one Series A warrant (collectively, the “Series A Warrants”) to purchase one share of common stock and one Series B warrant (collectively, the “Series B Warrants”) to purchase one share of common stock and (ii) 7,840,000 pre-funded units (“Pre-Funded Units” and, together with the Common Units, the “Units”), with each Pre-Funded Unit being comprised of one pre-funded warrant (collectively, the “Pre-Funded Warrants” and, together with the Series A Warrants and Series B Warrants, the “Warrants”) to purchase one share of common stock, one Series A Warrant and one Series B Warrant. The Company also granted Oppenheimer an overallotment option to purchase up to 1,150,000 additional Units (the “Overallotment Option”).

The Series A Warrants included in the Common Units and the Pre-Funded Units will be immediately exercisable at a price of $0.65 per share of common stock, subject to adjustment in certain circumstances, and will expire six months from the date of issuance. The Series B Warrants included in the Common Units and the Pre-Funded Units will be immediately exercisable at a price of $0.75 per share of common stock, subject to adjustment in certain circumstances, and will expire five years from the date of issuance. The shares of common stock, or Pre-Funded Warrants in the case of the Pre-Funded Units, and the Series A Warrants and Series B Warrants were offered together, but the securities contained in the Common Units and the Pre-Funded Units will be issued separately.

The offering price to the public shall be $0.65 per Common Unit and $0.64 per Pre-Funded Unit.

The Pre-Funded Units will be issued and sold to purchasers whose purchase of Units in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding common stock immediately following the consummation of this Offering, if the purchaser so chooses in lieu of Common Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of the Company’s outstanding common stock (or at the election of the purchaser, 9.99%). Each Pre-Funded Warrant contained in a Pre-Funded Unit will be exercisable for one share of our common stock at an exercise price of $0.01 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The closing of the Offering is subject to the satisfaction of customary closing conditions set forth in the Underwriting Agreement and is expected to occur on or about April 3, 2018. The Underwriting Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Pursuant to the Underwriting Agreement, the Company agreed, subject to certain exceptions, not to offer, issue or sell any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock for a period of ninety (90) days following March 28, 2018 without the prior written consent of Oppenheimer.

The net proceeds to the Company from the Offering are expected to be approximately $13.9 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, and excluding any proceeds that may be received upon exercise of the Warrants or the

Overallotment Option. The Company intends to use the net proceeds from the Offering for research and development of its therapeutic candidates, particularly the development of Pulmazole, as well as for working capital and general corporate purposes.

The Company agreed to pay Oppenheimer a commission of (a) 7% of the gross proceeds raised up to $5.0 million and (b) 6.5% of the gross proceeds raised in excess of $5.0 million. The Company has also agreed to pay or reimburse certain expenses on behalf of Oppenheimer.

The foregoing descriptions of the Underwriting Agreement, the Series A Warrants, the Series B Warrants and the Pre-Funded Warrants are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Series A Warrant, the Series B Warrant and the Pre-Funded Warrant, copies of which are filed as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2, and Exhibit 4.3 respectively, and incorporated by reference herein.

Warrant Waivers

On March 28, 2018, prior to the execution of the Underwriting Agreement, the Company entered into waiver letters (collectively, the “Warrant Waivers”) with (i) Polaris Venture Partners V, L.P., Polaris Venture Partners Founders’ Fund V, L.P., Polaris Venture Partners Special Founders’ Fund V, L.P., Polaris Venture Partners Entrepreneurs’ Fund V, L.P., Polaris Venture Partners IV, L.P., Polaris Venture Partners Entrepreneurs’ Fund IV, L.P. (collectively, “Polaris”), (ii) ARCH Venture Fund VII, L.P. (“ARCH”) and (iii) Altitude Life Science Ventures Fund II, L.P. and Altitude Life Science Ventures Side Fund II, L.P. (collectively, “Altitude”), pursuant to which each of Polaris, ARCH and Altitude agreed, among other things, to waive its rights to exercise an aggregate of 1,169,626, 797,506 and 797,508 shares, respectively, underlying its respective warrants until such time that the Company has amended its Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

Option Amendments

On March 28, 2018, prior to the execution of the Underwriting Agreement, the Company entered into an Amendment to Grant Notice and Stock Option Agreement (collectively, the “Option Amendments”) with each of Robert W. Clarke, the Company’s Chief Executive Officer, and William Duke, Jr., the Company’s Chief Financial Officer, to amend their respective option agreement awards to provide that each of Messrs. Clarke and Duke will not exercise more than an aggregate of 756,217 and 317,524 shares, respectively, pursuant to their respective option agreement awards until such time that the Company has amended its Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 of this Current Report on Form 8-K under the heading “Option Amendments” is incorporated by reference into this Item 5.02.

Item 8.01.	Other Information.

On March 29, 2018, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-1, Amendment No. 4, filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2018).

4.1	Form of Series A Warrant (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-1, Amendment No. 4, filed with the SEC on March 28, 2018).

4.2	Form of Series B Warrant (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-1, Amendment No. 4, filed with the SEC on March 28, 2018).

4.3	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-1, Amendment No. 4, filed with the SEC on March 28, 2018).

99.1	Press Release dated March 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: March 29, 2018	By:	/s/ Robert W. Clarke, Ph.D.
Robert W. Clarke, Ph.D.
Chief Executive Officer and President